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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-56496 and 333-99181) pertaining to the 1997 Stock Plan, 2000 Stock Plan, 2000 Employee Stock Purchase Plan, 2000 Director Option Plan and 2002 Stock Option Plan of CoSine Communications, Inc. of our report dated January 25, 2003, with respect to the consolidated financial statements and financial statement schedule of CoSine Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                           /s/ Ernst & Young LLP

San Jose, California
March 25, 2003